UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:   December 13, 2004
(date of earliest event reported)

VASCULAR SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-27605
_____________

Minnesota	41-1859679
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 Sycamore Court
Minneapolis, Minnesota 55369
(Address of principal executive offices)

(763) 656-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into Material Definitive Agreement

        On December 13, 2004, Vascular Solutions, Inc. (the “Company”) modified the Loan and Security Agreement, dated December 31, 2003 (the “Agreement”) with Silicon Valley Bank in order to increase the revolving line of credit and to extend the term of the Agreement.

        As modified on December 13, 2004, the Agreement provides the Company with a revolving line of credit limit of up to the lesser of $5,000,000 and seventy-five (75%) of the Company’s accounts together with twenty-five (25%) of the Company’s inventory. Interest accrues at a rate equal to one-half of one percentage point (0.50%) above Prime Rate. Revolving advances made pursuant to the Agreement are secured by the Company’s property and assets.

        Pursuant to the terms of the Agreement, the Company is bound by certain affirmative and restrictive covenants, including an obligation to maintain a minimum tangible net worth and a certain liquidity ratio.

        The agreement will remain in effect until December 29, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VASCULAR SOLUTIONS, INC.

Date: December 16, 2004	By:	/s/ James Hennen

James Hennen
Chief Financial Officer